PAGE 1

                                                                        EX-7.1
















            CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                FOR THE MAY 28, 1996 DISTRIBUTION DATE

                  CSXT Trade Receivables Master Trust
          5.05% Trade Receivables Participation Certificates,
                             Series 1993-1
































                                 - 1 -



        PAGE 2

                  CSXT TRADE RECEIVABLES MASTER TRUST
                  Monthly Distribution Date Statement
                             Series 1993-1
                  CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
- ---------------------------------

Initial Pool Balance                                       542,490,000
Initial Invested Amount                                    200,000,000
Required Net Series Pool Balance                           239,993,384
Original Investor Allocation Percentage                         44.24%
Certificate Rate                                                 5.05%
Servicing Fee (Per Annum)                                        0.25%
Original Required Available Subordinated Amount             36,658,384
Purchaser Adjusted Invested Amount (PAIA)                  130,000,000

MONTHLY ACTIVITY
- ----------------

Total Pool Collections                                     362,456,000
Total New Receivables Sold To Trust (New Invoices)         398,735,000
Dilutions                                                    8,027,000
Defaulted Receivables (91 days +)                            4,392,000
Total Pool Recoveries                                                0
Investment Proceeds for Due Period                                   0
Interline Payables                                         135,174,000
Overconcentration Amount                                             0
Receivables Not Eligible                                             0
Miscellaneous Payments (Adjustment Payments +
  Transfer Deposit Amounts)                                          0
Monitored Receivables                                       41,312,000
Additions to Monitored Receivables                           7,302,000
Collections of Monitored Receivables                         6,923,000
Total Charged-Off Receivables                                   80,000
Purchaser Adjusted Invested Amount                         125,000,000
Reassigned Receivables                                               0

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
- ---------------------------------------------------------------

Series 1993-1 Certificate Rate                                   5.05%
Servicing Fee                                                    0.25%

Average Days Sales Outstanding                                    50.1
Monthly Payment Rate                                            59.92%
Yield Reserve                                                3,000,000
Fee Reserve                                                    139,078







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        PAGE 3

INPUTS FROM PREVIOUS SERVICER REPORT
- ------------------------------------

Ending Pool Balance                                        604,917,000
Interline Payables                                         138,173,000
Outstanding Balance                                        466,744,000
Ending Net Receivables Pool Balance                        419,022,000
Ending Series 1993-1 Invested Amount                       200,000,000
Ending Series 1993-1 Available Subordinated Amount          36,483,490
Ending Deferred Monthly Servicing Fee                                0
Ending Interest Shortfall + Additional Interest                      0
Unallocated Collections                                              0
Principal Funding Account Balance                                    0
Ending Purchaser Adjusted Invested Amount (PAIA)           125,000,000
Ending Series Adjusted Invested Amount                     236,483,490

Yield Reserve                                                3,000,000
Fee Reserve                                                    107,286

Accumulation Period (Y=1;N=2)                                        2
Early Amortization Period (Y=1;N=2)                                  2

DELINQUENCY DATA (As of 4/30/96)
- --------------------------------
                                                   %     Dollar Amount
                                                 ------  -------------
1-30 Days From Invoice                           94.47%    598,136,000
31-60 Days From Invoice                           4.19%     26,499,000
61-90 Days From Invoice                           0.64%      4,062,000
91-120 Days From Invoice                          0.32%      2,015,000
121-150 Days From Invoice                         0.15%        979,000
151-180 Days From Invoice                         0.08%        486,000
181-210 Days From Invoice                         0.04%        236,000
211-240 Days From Invoice                         0.05%        313,000
Greater Than 240 Days From Invoice                0.06%        363,000
                                                -------    -----------
        Total                                   100.00%    633,089,000
                                                -------    -----------
CERTIFICATE REPORTING DATES
- ---------------------------

Determination Date                                           22-May-96
Distribution Date                                            28-May-96
Due Period                                                      Apr-96
Series 1993-1 Period Number                                         31
Last Day of Preceding Due Period                             30-Apr-96









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        PAGE 4

ALLOCATION PERCENTAGES
- ----------------------

Beginning Invested Amount                                  200,000,000
Series Adjusted Invested Amount (SAIA)                     236,483,490
Purchaser Adjusted Invested Amount (PAIA)                  125,000,000
Trust Adjusted Invested Amount (TAIA)                      361,483,490

Series Allocation Percentage (SAIA/TAIA)                        65.42%
Investor Allocation Percentage                                  87.40%
Investor Ownership Percentage                                   33.06%
Seller Ownership Percentage                                     66.94%

COLLECTIONS
- -----------

Total Pool Collections                                     362,456,000
Pool Recoveries                                                      0
Total Available Collections                                362,456,000

Series Allocable Collections
  (SAP * Total Available Collections)                      237,119,709
Series Allocable Miscellaneous Payments                              0
Available Investor Collections                             207,247,148
Monthly Interest Due                                           841,667
Monthly Interest Paid                                          841,667
Remaining Available Collections                            206,405,481
Beginning Interest Shortfall + Additional
  Interest Due                                                       0
Beginning Interest Shortfall + Additional
  Interest Paid                                                      0
Remaining Available Collections                            206,405,481
Ending Unpaid Interest Shortfall                                     0

Certificateholders' Monthly Servicing Fee                       60,152
Withdrawal                                                      60,152
Remaining Available Collections                            206,345,329
Beginning Deferred Monthly Servicing Fee                             0
Withdrawal                                                           0
Remaining Available Collections ("Monthly Principal")      206,345,329
Ending Deferred Monthly Servicing Fee                                0

Charged-Off Amount                                              80,000
Investor Allocable Charged-Off Amount                           26,450
Withdrawal                                                      26,450
Remaining Available Collections                            206,318,879
Investor Charge-Off Shortfall                                        0

Deficiency Amount                                                    0
Available Subordination Draw Amount                                  0
Remaining Investor Charge-Off Shortfall                              0




                                 - 4 -



        PAGE 5

POOL BALANCE
- ------------

Beginning Pool Balance                                     604,917,000
Collections                                               (362,456,000)
New Receivables                                            398,735,000
Dilutions                                                   (8,027,000)
Charged-Off Receivables                                        (80,000)
Ending Pool Balance                                        633,089,000
Interline Payables                                        (135,174,000)
Ending Outstanding Balance                                 497,915,000
Ending Net Receivables Pool Balance                        452,211,000
Ending Net Series Pool Balance                             295,837,676

REQUIRED NET SERIES POOL BALANCE
- --------------------------------

Subordination Percentage (Current Due Period)                   15.38%

Beginning Available Subordinated Amount                     36,483,490
Required Subordination Draw Amount                                   0
Invested Amount                                                      0
Ending Available Subordinated Amount                        36,343,692
Yield Reserve                                                3,000,000
Fee Reserve                                                    139,078
Initial Invested Amount-Invested Amount                              0
Required Net Series Pool Balance                           239,482,770

NEW ALLOCATION PERCENTAGES
- --------------------------

Ending Invested Amount                                     200,000,000
Ending Series Adjusted Invested Amount (SAIA)              236,343,692
Ending Purchaser Adjusted Invested Amount (PAIA)           125,000,000
Ending Trust Adjusted Invested Amount (TAIA)               361,343,692

Ending Series Allocation Percentage (SAIA/TAIA)                 65.41%
Ending Investor Allocation Percentage                           80.97%
Ending Investor Ownership Percentage                            31.59%
Ending Seller Ownership Percentage                              68.41%

CURRENT DUE PERIOD DILUTION AND MONITORED
  RECEIVABLES PERCENTAGES
- -----------------------------------------

A. Dilution Percentage                                           1.27%

B. Monitored Receivables (As a Percentage of Pool Balance)
     Additions to Monitored Receivables                          1.15%
     Collections of Monitored Receivables                        1.09%
                                                                 -----
     Net Additions to Monitored Receivables                      0.06%



                                 - 5 -



        PAGE 6

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
- ----------------------------------------------

Beginning Investor Charge-Offs                                       0
Beginning Investor Charge-Offs per $1,000 Certificate             0.00
Additional Investor Charge-Offs                                      0
Additional Investor Charge-Offs per $1,000 Certificate            0.00

Reimbursements:
 Reinstatement of Investor Certificates                              0
 Reinstatement of Investor Certificates per
   $1,000 Certificate                                             0.00

Ending Investor Charge-Offs                                          0
Ending Investor Charge-Offs per $1,000 Certificate                0.00

AMORTIZATION EVENTS
- -------------------
(Yes=1; No=2)
                                                                   Y/N
                                                                   ---
 1. Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days          2
 2. Breach of representation or warranty not corrected for
    30 days                                                          2
 3. Bankruptcy, insolvency or receivership of Seller or CSXT         2
 4. Trust is deemed an "Investment Company"                          2
 5. CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account             2
 6. Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                          2
 7. Any Series 1993-1 Servicer Default                               2
 8. Termination Notice delivered to Servicer                         2
 9. Invested Amount of Series not paid in full on Expected
    Final Payment Date                                               2
10. Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                         2

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
- -----------------------------------------------

Investor Allocable Charged-Off Amount                           26,450
Investor Recoveries                                                  0
Aggregate Investor Allocable Charged-Off Amount                 26,450
Aggregate Investor Allocable Charged-Off Amount as a
 Percentage of Ending Series Invested Amount                     0.01%
Loss Reserve                                                26,000,000








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        PAGE 7

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
- ---------------------------------------------


Calculation of Subordination Percentage


A.  Subordination Percentage Floor                              13.00%


B.  I.  Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 due periods                             1.44%
        (b) Dilution Percentage (5*B.I.(a))                      7.20%

   II.  Delinquencies
        (a) Delinquency Ratio-Greatest 3-month rolling average
            for prior 12 Due Periods                             0.03%
        (b) Delinquency Percentage (7.5*B.II.(a))                0.25%

  III.  Monitored Receivables
        (a) Monitored Receivables Ratio-Greatest 3-month
            rolling average for prior 12 Due Periods             1.06%
        (b) Monitored Receivables Percentage (7.5*B.III.(a))     7.93%

   IV.  Loss Percentage (B.II.+B.III.)                           8.18%

    V.  Sum of Dilution and Loss Percentages (B.I.+B.IV.)       15.38%


C.  I.  Alternate Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 Due Periods                             1.44%
        (b) Alternate Dilution Percentage (4*C.I.(a))            5.76%

   II.  Alternate Delinquencies
        (a) Alternate Delinquency Percentage                     0.36%

  III.  Alternate Monitored Receivables
        (a) Alternate Monitored Receivables Percentage           6.38%

   IV.  Alternate Loss Percentage (C.II.+C.III.)                 6.74%

    V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                            12.50%


D.  Subordination Percentage (Greatest of A.,
     B.V., or C.V.)                                             15.38%






                                 - 7 -



        PAGE 8

POOL FACTOR
- -----------

Beginning Invested Amount                                  200,000,000
Ending Invested Amount                                     200,000,000
Pool Factor                                                  1.0000000

ALLOCATION OF COLLECTIONS TO PRINCIPAL
- --------------------------------------

Total Collections                                          362,456,000

Available Investor Collections                             206,318,879
Monthly Principal                                                    0
Available Principal Collections                            206,318,879


I.  Revolving Period:
    Unallocated Collections                                          0
    Amounts Paid to Seller (Seller's Interest)             206,318,879

II. Accumulation Period/Early Amortization Period:
    Controlled Accumulation Amount                                   0
    Controlled Deposit Amount                                        0
    Monthly Principal Deposited into Principal Funding Account       0
    Excess Collections                                               0
    Excess Collections Paid To Seller                                0
    Beginning Principal Funding Account Balance                      0
    Deposits to Principal Funding Account                            0
    Ending Principal Funding Account Balance                         0

DISTRIBUTION TO CERTIFICATEHOLDERS
- ----------------------------------

Total Amount Distributed                                    841,666.67
Total Amount Allocable to Interest                          841,666.67
Total Amount Allocable to Interest per
  $1,000 of Certificates                                          4.21
Total Amount Allocable to Principal                               0.00
Total Amount Allocable to Principal per
  $1,000 of Certificates                                          0.00

Pool Factor                                                  1.0000000












                                 - 8 -



        PAGE 9

SERIES 1993-1 INVESTED AMOUNT
- -----------------------------

Beginning Invested Amount                                  200,000,000
Additional Investor Charge-Offs                                      0
Reimbursement of Investor Charge-Offs                                0
Unallocated Collections                                              0

Invested Amount Before Principal Amortization              200,000,000

Principal on Deposit in Principal Funding Account                    0
Ending Invested Amount                                     200,000,000


Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                 841,667




I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the best of my knowledge.



                                           /s/ James Feeser
                                           ---------------------
                                           James Feeser
                                           Assistant Controller

























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        PAGE 10

                  CSXT TRADE RECEIVABLES MASTER TRUST
                  -----------------------------------

            Certificateholders' Distribution Date Statement
                             Series 1993-1
                  CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to 2prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  May 28, 1996

Due Period:  April 1, 1996 through April 30, 1996


POOL COLLECTIONS
- ----------------

  Aggregate amount of Collections                      $362,456,000.00

  Pool Balance as of the last day of the
    preceding Due Period                               $633,089,000.00


ALLOCATION PERCENTAGES
- ----------------------

  Series 1993-1 Allocation Percentage                           65.42%

  Investor Allocation Percentage                                87.40%

  Investor Ownership Percentage                                 33.06%











                                - 10 -



        PAGE 11

DISTRIBUTION TO CERTIFICATEHOLDERS
- ----------------------------------

  Total amount distributed to Certificateholders       $    841,666.67

  Total amount distributed to Certificateholders
    allocable to Interest                              $    841,666.67
  Total amount distributed allocable to Interest
    per $1,000 of Certificates                         $          4.21

  Total amount distributed to Certificateholders
    allocable to Principal                             $          0.00
  Total amount distributed allocable to Principal
    per $1,000 of Certificates                         $          0.00

  Pool Factor                                                1.0000000


CERTIFICATE INVESTED AMOUNTS
- ----------------------------

  Series 1993-1 Invested Amount
    Amounts on deposit in the Principal Funding Account$          0.00

    Outstanding balance of the Series 1993-1 Certificates
      (after giving effect to all distributions to occur
       on the Distribution Date)                       $200,000,000.00


INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
- -------------------------------------

  Investor Allocable Charged-Off Amount for the Due Period$     26,450.00


SUBORDINATION PERCENTAGE
- ------------------------

  Subordination Percentage for the Current Due Period           15.38%

  Ending Available Subordinated Amount                 $ 36,343,692.18














                                - 11 -



        PAGE 12

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
- ----------------------------------------------

  Beginning Investor Charge-Offs                       $          0.00
  Beginning Investor Charge-Offs per
    $1,000 Certificate                                 $          0.00

  Additional Investor Charge-Offs                      $          0.00
  Additional Investor Charge-Offs per
    $1,000 Certificate                                 $          0.00

  Reimbursements:
    Reinstatement of Investor Certificates             $          0.00
    Reinstatement of Investor Certificates per
      $1,000 Certificate                               $          0.00

  Ending Investor Charge-Offs                          $          0.00
  Ending Investor Charge-Offs per
    $1,000 Certificate                                 $          0.00


POOL BALANCES
- -------------

  Pool Balance as of the last day of the preceding
    Due Period                                         $633,089,000.00

  Ending Net Receivables Pool Balance                  $452,211,000.00

  Ending Net Series Pool Balance                       $295,837,675.73

























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